EXHIBIT 4.33

                               EIGHTH AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT

     THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment"), dated as of July 1, 2003 between GOLD BANC CORPORATION, INC., a Kansas corporation (the "Borrower"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    RECITALS:

     A. The Borrower and the Bank entered into an Amended and Restated Loan Agreement dated December 1, 1998, as amended by a First Amendment dated April 26, 1999, a Second Amendment dated May 1, 2000, a Third Amendment dated Ju1y 1, 2000, a Fourth Amendment dated January 23, 2001, a Fifth Amendment dated July 1, 2001, a Sixth Amendment dated September 28, 2001, a Seventh Amendment dated as of July 1, 2002 (the "Agreement").

     B. The Borrower and the Bank have agreed to amend the Agreement pursuant to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFENITIONS. All capitalized terms used herein without definition shall have the meaning set forth in the Agreement.

2.     AMENDMENTS  TO  THE  AGREEMENT.

     2.1     Amendment  to  Section  1.  Section  1  of  the Agreement is hereby
             -------------------------   ----------
amended  and  restated  in  its  entirety  as  follows:

               "Subject to the terms and conditions set forth in this Agreement, the Bank agrees to extend a loan (the "Loan") to the Borrower in the maximum principal amount of $10,000,000, evidenced by a revolving note (the "Note") and secured by 100% of the shares of the capital stock of Gold Bank, a Kansas state bank, pursuant to that Amended and Restated Third Party Pledge Agreement dated as of July 1, 2003 executed by GBC Kansas, Inc., as amended from time to time, for the benefit of the Bank."

     2.2     Amendment to Section 3(a).  Section 3(a) of the Agreement is hereby
             -------------------------   ------------
amended  and  restated  in  its  entirety  as  follows:

               "Interest on all amounts outstanding under the Note, whether Prime Rate Loans or LIBOR Loans, shall be payable quarterly in arrears. A final payment of all outstanding amounts due under the Note, including but not limited to principal, interest and any amounts owing under Subsection 11(m) of this Agreement, if not payable earlier shall be due and payable on July 1, 2004. The amounts outstanding under the Note from time to time shall bear interest calculated on the actual number of days elapsed on the basis of a 360 day year, at a rate equal, at the Borrower's option, to either (a) LIBOR plus 125 basis points, or
          (b) the Prime Rate (whichever rate is so selected, the 'Interest Rate'), provided that the Interest Rate shall, at all times, equal or exceed 3.5% per annum."

     2.3     Replacement of Exhibit A.  Exhibit A attached to and made a part of
             ------------------------   ---------
the Agreement is hereby deleted in its entirety and Exhibit A attached hereto is
                                                    ---------
hereby  substituted  therefor.

3.     WARRANTIES.  To  induce  the  Bank  to  enter  into  this  Amendment, the
       ----------
Borrower  warrants  that:

     3.1     Authorization.  The  Borrower  is  duly  authorized  to execute and
             -------------
deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

     3.2     No  Default.  As of the date hereof, no Default under Section 10 of
             -----------                                           ----------
the Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

     3.3     Warranties.  As  of  the  date  hereof,  the  representations  and
             ----------
warranties  in Section 6 of the Agreement are true and correct as though made on
               ---------
such date, except for such changes as are specifically permitted under the Loan Agreement.

4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by Bank of the following:

          (a)     this  Amendment  duly  executed  by  the  Borrower;

          (b)     Replacement  Revolving  Note in the form of Exhibit A attached
                                                              ---------
       hereto,  duly  executed  by  the  Borrower;

          (c) Amended and Restated Third Party Pledge Agreement in the form of Exhibit B attached hereto, duly executed by GBC Kansas, Inc.;
           ----------

          (d) a renewal fee in the amount of $25,000, which fee is deemed fully earned upon the execution of this Amendment; and

          (e)     such  other  documents  as  the  Bank  reasonably may request.

5.     GENERAL.

     5.1     Law.  This  Amendment  shall  be  construed  in accordance with and
             ---
governed  by  the  laws  of  the  State  of  Illinois.

     5.2     Successors.  This  Amendment shall be binding upon the Borrower and
             ----------
the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank.


     5.3     Confirmation of Loan Agreement.  Except as amended hereby, the Loan
             ------------------------------
Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Chicago, Illinois by their respective officers duly authorized as of the date first above written.

LASALLE BANK NATIONAL
ASSOCIATON                         GOLD BANC CORPORATION, INC.

By:   __________________________   By:  ___________________________

Title:__________________________   Its: ___________________________

                                    EXHIBIT A
                                    ---------

                           REPLACEMENT REVOLVING NOTE

Dated as of July 1, 2003                                   Due:  July 1, 2004
Amount: $10,000,000

     On July 1, 2004 (the "Maturity Date"), GOLD BANC CORPORATION, INC., a Kansas corporation (the "Undersigned"), whose address is 11301 Nall Avenue, Leawood, Kansas 66211, for value received, promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60603, the lesser of the principal sum of TEN MILLION and 00/100 DOLLARS ($10,000,000), or the aggregate unpaid principal amount of the loans made available by the Bank to the Undersigned pursuant to the Loan Agreement hereinafter defined, together with interest on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. The Undersigned may borrow, repay (except as provided herein) without penalty and reborrow under this Note, from the date hereof until but excluding the Maturity Date.

     Interest shall be computed at the rates of interest and shall be payable at the times set forth in that certain Amended and Restated Loan Agreement dated as of December 1, 1998 between the Undersigned and the Bank (as amended from time to time, the "Loan Agreement").

     The Undersigned hereby authorizes the Bank to charge any account of the Undersigned for all sums due hereunder, following a default hereunder. Principal payments submitted in funds not available until collected shall continue to bear interest until collected. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension.

     All advances and repayments hereunder shall be evidenced by entries on the books and records of Bank which shall be presumptive evidence of the principal amount and interest owing and unpaid on this Note, or any renewal or extension hereof. The failure to so record any such amount or any error so recording any such amount shall not, however, limit or otherwise affect the obligations of the Undersigned hereunder to repay the principal amount of the liabilities together with all interest accruing thereon.

     This Note evidences indebtedness incurred under the Loan Agreement to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Agreement.

     The loan evidenced hereby has been made and this Note has been delivered at the Bank's main office and shall be governed and construed in accordance with the laws of the State of Illinois, in which state it shall be performed, and shall be binding upon the Undersigned and its successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be deemed ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Note.

     The Note replaces that certain Replacement Revolving Note dated as of July 1, 2002 in the original principal amount of $25,000,000 and does not constitute payment therefore or a novation thereof.

     In Witness Whereof the Undersigned has executed this Note on the date above set forth.

                                       GOLD BANC CORPORATION, INC.


                                       By:  _______________________________
                                       Its: _______________________________

                                    EXHIBIT B

                              AMENDED AND RESTATED
                          THIRD PARTY PLEDGE AGREEMENT

This AMENDED AND RESTATED THIRD PARTY PLEDGE AGREEMEMT is entered into as of July 1, 2003 (the "Pledge Agreement") between GBC KANSAS, INC. (the "Assignor"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

                                R E C I T A L S:

     A. In 1998 - 1999, the Assignor and Bank entered into one or more pledge agreements pursuant to which the Assignor granted to the Bank a security interest in 100% of the shares of the capital stock of the "Issuer" (hereinafter defined) or a predecessor thereof (collectively, as amended from time to time, the "Original Pledge Agreement"), to secure the obligations of Gold Banc Corporation, Inc. (the "Borrower") to the Bank.

     B. Assignor executed that certain Amended and Restated Third Party Pledge Agreement as of June 1, 2002 and the Assignor and the Bank have agreed to amend and restate the said Amended and Restated Pledge Agreement pursuant to the terms hereof.


     NOW, THEREFORE, for and in consideration of the foregoing premises, which are hereby incorporated herein as true, and the mutual promises and agreements: contained herein, the Assignor and the Bank hereby agree as follows:

                                   AGREEMENTS:

     1.     Grant  of Security Interest.  To secure the "Obligations" defined in
            ---------------------------
Section 2, the Assignor hereby assigns, pledges and grants to the Bank, as a secured party and a secured creditor under the Uniform Commercial Code of Illinois, in effect from time to time (the "UCC"), a security interest in and to the following (collectively, the "Collateral"):

          (a) together with all voting rights thereto, 100% of the shares of the common stock of Gold Bank - Kansas (the "Issuer"), together with any stock of the Issuer delivered to the Bank pursuant to Section 4(b) hereof or otherwise in the possession of the Bank and any and all other shares of the capital stock of the Issuer hereafter owned or acquired by the Assignor by reason of a stock dividend or a sale or other transfer of the capital stock of the Issuer by the Assignor, as a result of or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off, together with all substitutions or replacements of any of the foregoing (together with any other stock in the Issuer required to be pledged and delivered hereunder being collectively referred to herein as the "Stock");

          (b) any and all other certificates now or hereinafter in the possession of the Assignor or the Bank evidencing the Stock, together with any stock powers therefor;

          (c) all payments, income and dividends (whether in cash; stock or other property), liquidating dividends, stock warrants, stock options, stock rights, subscription rights, securities of the Issuer or any other distributions of any, other property which the Assignor is now or may hereafter be entitled to receive on account of the Stock collectively, the "Distributions");

          (d) any and all products and proceeds of any kind of any and all of the foregoing Collateral now or hereafter owned or acquired by the Assignor.

     2.     Obligations.  The  obligations secured by this Pledge Agreement (the
            -----------
"Obligations")  are  the  following:

          (a) any and all obligations and liabilities of the Borrower to the Bank whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing or arising, including without limitation, the obligations of the Borrower under that certain Amended and Restated Loan Agreement dated as of December l, 1998, as amended from time to time, and the documents and instruments, including without limitation the promissory notes (the "Notes" and each a "Note"), from time to time executed and delivered in connection therewith;

          (b) any and all sums advanced by Bank in order to preserve the Collateral or to perfect its security interest in the Collateral; and

          (c) in the event of any proceeding to enforce the collection of the Obligations, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Bank of its rights in the event of a default under any agreement between the Borrower and the Bank, together with reasonable attorneys' fees and court costs.

     3.     Representations  and  Warranties.  The  Assignor  represents  and
            --------------------------------
warrants  to  the  Bank  as  follows:

          (a) The Assignor is a corporation duly organized, existing and in good standing with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing.

          (b) The Assignor has full right, power and authority, without obtaining the consent of any other person, body or governmental agency, to enter into and deliver this Pledge Agreement, to pledge, assign and grant a security interest in and deliver the Collateral to the Bank, and to perform all of its duties and obligations under this Pledge Agreement.

          (c) All necessary and appropriate action has been taken on the part of the Assignor to authorize the execution and delivery of this Pledge Agreement. This Pledge Agreement is a valid and binding agreement and contract of the Assignor in accordance with its terms. No basis presently exists for any claim against the Bank under this Pledge

     Agreement  or  with  respect  to  the  enforcement thereof, and this Pledge
     Agreement  is  subject  to  defenses  of  any  kind.

          (d) The execution, delivery and performance by the Assignor of this Pledge Agreement and any other documents or instruments to be executed and delivered by the Assignor in connection therewith is valid, binding and enforceable against the Assignor, and shall not: (i) violate or contravene the articles of incorporation and by-laws of the Assignor, any existing law or regulation or any order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Assignor is a party, or by which the Assignor or any of its property or assets may be bound, and will not result in the creation or imposition of any security interest in any properties pursuant to the provisions of any such mortgage, indenture, contract or other agreement.

          (e) To the best of the Assignor's knowledge, no condition, circumstance, document, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which could adversely affect the validity or priority of the liens and security interests granted the Bank hereunder, which could materially adversely affect the ability of the Assignor to perform the obligations under this Pledge Agreement, which would constitute a default hereunder or thereunder or which would constitute such a default with the giving of notice or lapse of time or both.

          (f) None of the actions contemplated by this Pledge Agreement are in violation of or restricted by any restrictive agreement, stop transfer order, any legend appearing on the certificates evidencing any of the Collateral consisting of Stock, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any state blue-sky or securities law, any Canadian federal or provincial blue-sky or securities law, or any rule or regulation issued under the foregoing acts and laws.

          (g) The nature and transaction of the business and operations of the Assignor, and the use of its properties and assets will not materially violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind including without limitation zoning, building, environmental, land use, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.

          (h) The Assignor is the beneficial and record owner of the Collateral. All of the Collateral is free of all pledges, hypothecation, mortgages, security interests, charges or other encumbrances, except those in favor of the Bank.

          (i) All of the Stock pledged hereunder has been and continues to be duly and validly authorized and issued, fully paid and nonassessable shares of the Issuer of such stock, and was not issued in violation of any preemptive rights or any agreement by which the Issuer is bound.

          (j) The Assignor has either previously or simultaneously herewith delivered to the Bank the certificates for all of the Stock, together with appropriate stock powers therefor executed in blank by the Assignor.

          (k) Upon delivery of the duly executed Pledge Agreement and any certificates evidencing all of the Stock, together with stock powers therefor, the Bank shall have a valid first lien and security interest in all of the Collateral hereunder, free and clear of all other, and subject to no pledges, hypothecation, mortgages, security interest, charges or other encumbrances, except in favor of the Bank.

     4.     Covenants.  Until the Obligations have been satisfied and discharged
            ---------
in  full,  the  Assignor  covenants  to  and  agrees  with  the Bank as follows:

          (a) The Assignor shall not sell, assign, deliver, convey or otherwise dispose of or transfer, or create, grant, incur or permit to exist any pledge, mortgage, lien, security interest, charge or other encumbrance whatsoever (except in favor of the Bank) in or with respect to the Collateral hereunder or any interest therein.

          (b) The Assignor shall deliver to the Bank all the certificates for all the shares of the Issuer which the Assignor may own directly or indirectly now or hereafter.

          (c) If, at any time following an Event of Default hereunder, the Assignor receives or is entitled to receive into its possession any payments, checks, instruments, chattel paper, dividends on account of or in respect of the Collateral, or any other Collateral or proceeds thereof, such Assignor shall accept such Collateral as the Bank's agent, in trust for the Bank without commingling such Collateral with any other property of such Assignor and shall, upon receipt, immediately deliver such Collateral to the Bank in the exact form so received, with any necessary endorsement of the Assignor or stock powers executed by the Assignor in blank.

          (d) The Assignor will, at all times and from time to time, defend the Collateral against any and all claims of any person or party whose claims are adverse to the claims, rights or interest of the Bank, and the Assignor shall indemnify and hold the Bank harmless from any and all such adverse claims. The Assignor shall bear all risk of loss, damage and diminution in value with respect to the Collateral, and the Assignor agrees that the Bank shall have no liability or obligation to the Assignor with respect to, and is hereby released by the Assignor from any of, the foregoing.

          (e) At any time and from time to time after the occurrence of an Event of Default (as hereinafter defined) or a default under any of the Obligations which is continuing uncured and unwaived, the Assignor shall, upon request of the bank, execute and deliver to the Bank any proxies, stock powers or assignments with respect to any of the Stock, or endorse any instruments or chattel paper with respect to the Collateral as so requested.

          (f) The Assignor will, from time to time on request of the Bank, execute such financing statements and other documents and pay the cost of filing or recording the same in all public offices as deemed necessary by the Bank, and will take such other actions as the Bank may reasonably request to establish and maintain a valid, perfected first priority security interest in the Collateral in favor of the Bank (free of all other liens and claims whatsoever) to secure payment of the Obligations, including, without limitation, registering any Stock pledged hereunder with the Issuer of the Stock in the event such Stock is at any time uncertificated.

     5.     Events  of  Default.  The  Assignor  shall  be in default under this
            -------------------
Pledge Agreement upon the occurrence of any one or more of the following events or conditions (an "Event of Default"):

          (a) nonpayment of any of the Obligations following any curative period;

          (b) the Assignor shall default in the performance or fail to perform any promise, covenant or agreement to be performed by the Assignor hereunder or under any other agreement now existing or hereafter entered into between the Assignor and the Bank and, if capable of being cured, such failure to perform or default in performance shall continue for ten (10) days after the Assignor receives notice or actual knowledge from any source of such failure to perform or default in performance, or the Borrower shall default in the performance or fail to perform any promise, covenant or agreement to be performed by the Borrower under any other agreement now existing or hereafter entered into between the Borrower and the Bank and, if capable of being cured, such failure to perform or default in performance continues for ten (10) days after the Borrower receives notice or actual knowledge from any source of such failure to perform or default in performance;

          (c) the Bank shall have possession of less than 100% of the capital stock of the Issuer;

          (d) the Assignor shall own directly less than 100% of the capital stock of the Issuer;

          (e) any misrepresentation or breach of any warranty by the Assignor in this Pledge Agreement, in connection with the Collateral or in any other agreement entered into between the Assignor and the Bank, or by the Borrower in the Note or in any other document or agreement entered into between the Borrower and the Bank;

          (f) the dissolution of the Assignor or the termination or incapacity of the Borrower;

          (g) the Assignor or the Borrower shall make any assignment for the benefit of creditors, or there shall be commenced any bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against the Assignor or the Borrower;

          (h) the entry of any judgment, levy, attachment, garnishment or other process against the Assignor or the Borrower, or the creation or filing of any lien or encumbrance upon the Collateral or the making of any levy, judicial seizure, or attachment thereof or thereon;

          (i) the failure of the Assignor to do any act necessary to preserve and maintain the value and collectability of any of the Collateral;

          (j) there be any deterioration or impairment of any Collateral, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of any of the Obligations is or will soon be impaired, time being of the essence; or

          (k)  the  Bank  in  good  faith  deems  itself  insecure.

     6.     Rights and Remedies of Bank.  Upon the happening or occurrence of an
            ---------------------------
Event of Default hereunder which is continuing uncured and unwaived, and at any time thereafter and from time to time, the Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in and then in effect in Illinois. In addition, the Bank shall also have the following rights and remedies:

          (a) Without further notice to the Assignor, the Bank shall have the right and be entitled to notify the Issuer of any of the Stock to make payment to the Bank and to receive all Distributions to be applied toward the satisfaction of the Obligations and to exercise all voting, conversion, exchange, subscription or other corporate rights; privileges or options pertaining to such Stock.

          (b) The Bank shall have the right, at its discretion, to transfer to or register in the name of the Bank or any nominee of the Bank any of the Collateral.

          (c) Without demand, notice or advertisement, all of which are hereby expressly waived to the extent permitted by applicable law the Bank may sell, pledge, transfer or otherwise dispose of, or enter into an agreement with respect to the foregoing, or otherwise realize on the Collateral and any other Collateral, or any part thereof, at any broker's board or on any exchange or at public or private sale or sales, held at such place or places in the City of Chicago, Illinois or otherwise, and at such time or times within ordinary business hours, for a purchase price or prices in cash or, without assuming any credit risk or thereby discharging the Obligations to the extent of said purchase price until paid in cash and reserving the to right to resell the Collateral upon the failure of said purchaser to so pay the purchase price therefor, upon credit, or future delivery, and upon such other terms and conditions as the Bank deems satisfactory, and, if required by law, as set forth in any applicable notice. The Bank shall not be obligated to make any such sale pursuant to any such applicable notice require by law. The Bank may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. The Bank, for its own account, may purchase any or all of the Collateral at any public sale and, in lieu of payment of the purchase price therefor, may set off or apply the purchase price against the Obligations. The Bank is authorized, at any sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to financially reputable persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale, the Bank shall have the right to deliver, assign, and transfer to the purchaser thereof, including the Bank, that portion of the Collateral so sold. Each purchaser, including the Bank, at any sale shall hold the properly sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Assignor, and the Assignor hereby specifically waives and releases all rights of redemption, stay or appraisal which it has or may have under any rule or law or statute now existing or hereafter adopted. The Bank, however, instead of exercising the power of disposition herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. After deducting from the proceeds of the foregoing sale or other disposition of said Collateral, all expenses incurred by the Bank in connection therewith (including reasonable attorneys' fees), the Bank shall apply such proceeds towards the satisfaction of the Obligations and shall account to the Assignor for any surplus of such proceeds.

          (d) If at any time after the occurrence and during the continuance of an Event of Default without cure or waiver, in the opinion of counsel for the Bank, any proposed disposition of Collateral hereunder requires registration, qualification, notification, or other action under or compliance with any state blue sky or securities law or the Federal Securities Act of 1933, as amended, or any rules or regulations thereunder (collectively the "Securities Laws"), the Assignor, at the request of the Bank, will as expeditiously as possible use its best efforts to take such action or cause such action to be taken, comply or cause compliance with such Securities Laws and maintain such compliance or cause such compliance to be maintained for such period a may be necessary to permit such disposition. The Assignor acknowledges that a breach of the above covenant contained in this Section 6 may cause irreparable injury to the Bank and that the Bank will have no adequate remedy at law with respect to such breach, and consequently, the Assignor agrees that the above covenant shall be specifically enforceable and the Assignor hereby waives, to the extent such waiver is enforceable under law, and agrees not to assert any defenses against an action for specific performance of such covenant. In connection with the foregoing, the Assignor will (i) pay all expenses imposed on or demanded of the Bank under the Securities Laws in connection with such compliance, including the expense of furnishing to the Bank an adequate number of copies of the prospectus contained in any such registration statement, (ii) indemnify and hold the Bank harmless from and against any and all claims and liabilities caused by any untrue statement of a material fact or omission to state a material fact required to be stated in any registration statement, offering circular or prospectus used in connection with such compliance, or necessary to make the statements therein not misleading, and (iii) pay all expenses (including reasonable attorneys' fees) incurred by the Bank in specifically enforcing the above covenant.

The rights and remedies provided herein, in the Note and in any other agreements between the Assignor and the Bank are cumulative and are in addition to and not exclusive of the rights and remedies of a secured party under the Uniform Commercial Code in effect from time to time in Illinois and any other rights or remedies provided by applicable law. The Assignor hereby (i) names, constitutes and appoints the Bank as the Assignor's proxy and attorney-in-fact in the Assignor's name, place and stead, (ii) authorizes the Bank to take, at any time without the appropriate signature of the Assignor, any action for and on behalf of the Assignor which is required of the Assignor or permitted to be taken by the Bank hereunder, including, without limitation, voting any and all of the Stock or other securities as such proxy may elect, for and in the name, place and stead of the Assignor, as to all matters coming before shareholders, and (iii) acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The rights, powers and authority of said proxy and attorney-in-fact shall remain in full force and effect, and shall not be rescinded, revoked, terminated, amended or otherwise modified, until all Obligations have been fully satisfied.

     7.     No  Duty Concerning Collection on Collateral.  The Bank shall not be
            --------------------------------------------
liable for its failure to give notice to the Assignor of a default under the Note or under any other agreement between the Assignor and the Bank. The Bank shall not be liable for its failure to use diligence to collect any amount payable in respect to the Collateral, but shall be liable only to account to the Assignor for what the Bank may actually collect or receive.

     8.     Ascertaining  Maturities,  Calls,  etc.  Without  limiting  the
            ---------------------------------------
foregoing, it is specifically understood and agreed that the Bank shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers tenders, or similar matters relating to any of the Collateral or for informing the Assignor with respect to any of such matters (irrespective of whether the Bank actually has, or may be deemed to have, knowledge thereof). The foregoing provisions of this Section shall be fully applicable to all securities or similar property held in pledge hereunder, irrespective of whether the Bank may have exercised any right to have such securities or similar property registered in its name or in the name of a nominee.

     9.     Care  in  Custody.  The  Bank  shall  be  deemed  to  have exercised
            -----------------
reasonable care in the custody and preservation of the Collateral and in protecting any rights with respect to the Collateral against prior parties, if the Bank takes such action for that purpose as the Assignor shall request in writing, but failure of the Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, provided, however, that in any event the Bank's responsibility for the safekeeping of the Collateral shall not extend to matters beyond the control of the Bank, including, without limitation, acts of God, war, insurrection, riot, governmental actions or acts of any corporate or other depository.

     10.     Waiver of Defenses.  No renewal or extension of the time of payment
             ------------------
of the Obligations; no release or surrender of, or failure to perfect or enforce any security interest for the Obligations; no release of any person primarily or secondarily liable on the Obligations (including any maker, endorser, or guarantor); no delay in enforcement of payment of the Obligations; and no delay or omission in exercising any right or power with respect of the Obligations or any security agreement securing the Obligations shall affect the rights of the Bank in the Collateral. Except as relates to notice specifically provided under
Section 5 hereof, the Assignor hereby waives presentment, protest, demand, notice of dishonor or default, notice of any loans made, extensions granted, or other action taken in reliance hereon and all demands and notices of any kind in connection with the Obligations.

     11.     Waiver  of  Assignor's  Subrogation  Rights.  In  case  of  the
             -------------------------------------------
dissolution or insolvency (howsoever evidenced) of the Borrower or the Assignor, or in case of any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution, liquidation or receivership proceeding is instituted by or against the Borrower or the Assignor, all Obligations then existing shall, without notice to anyone, immediately become due or accrued and be payable, jointly and severally, from the Assignor. If bankruptcy or reorganization proceedings at any time are instituted by or against the Borrower under the United States Bankruptcy Code, the Assignor hereby: (a) expressly and irrevocably waives, to the fullest extent possible, on behalf of itself and its successors and assigns (including any surety) and any other person, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any person, and which the Assignor may have or hereafter acquire against any person in connection with or as a result of the Assignor's execution, delivery and/or performance of this Pledge Agreement, or any other documents to which the Assignor is a party or otherwise; (b) expressly and irrevocably waives any "claim" (as such term is defined in the United States Bankruptcy Code) of any kind against the Borrower, and further agrees that he shall not have or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against the Assignor by the Bank or any other person; and (c) acknowledges and agrees that (i) this waiver is intended to benefit the Bank and shall not limit or otherwise effect the Assignor's liability hereunder or the enforceability of this Pledge Agreement, (ii) the Borrower and its successors and assigns are intended third party beneficiaries of this waiver, and (iii) the agreements set forth in this Section and the Bank's rights under this Section shall survive payment in full of the Obligations.

     12.     Waiver  by Bank.  No course of dealing between the Assignor and the
             ---------------
Bank, nor any failure to exercise, nor any delay in exercising any right, remedy, power or privilege of the Bank hereunder, under the Note or under any other agreement entered into between the Assignor and the Bank, shall operate as a waiver thereof. No waiver by the Bank of any Event of Default or any right or remedy hereunder, under the Note or under any document or agreement shall constitute a waiver of any other event of default, right or remedy of the Bank, nor of the same event of default, right or remedy on a future occasion.

     13.     Governing  Law;  Severability.  This Pledge Agreement has bean made
             -----------------------------
and entered into in Illinois and shall be governed by and construed in accordance with the laws of the State of Illinois. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

     14.     Successors  and  Assigns.  This Pledge Agreement and all rights and
             ------------------------
liabilities hereunder and in and to any and all Collateral shall inure to the benefit of the Bank and its successors and assigns, and shall be binding on the Assignor, its successors and assigns.

     15.     Notice.  Any notice of any sale, lease, other disposition, or other
             ------
intended action by the Bank shall be deemed reasonable if in writing, addressed to the Assignor at the address set forth above, or any other address designated in a written notice by the Assignor previously received by the Bank and deposited, first class postage prepaid, in the United States mails ten (10) days in advance of the intended disposition or other intended action, provided, however, that the foregoing shall not preclude the fact that failure to give such notice or by other means may be reasonable under the particular circumstances involved.

     16.     Duration  and  Effect.  This  Pledge  Agreement  shall  remain  and
             ---------------------
continue in full force and effect (notwithstanding, without limitation, the death, incompetency or dissolution of the Assignor or the Borrower) from the date hereof until all of the Obligations have been fully and completely paid, satisfied and discharged. Thereupon, this Pledge Agreement shall terminate and the Bank shall release any Collateral still held by it which has not been sold or otherwise disposed of in accordance with Section 6 hereof and applied toward the satisfaction of the Obligations hereunder, and the Bank shall delivery any such Collateral to the Assignor, together with any necessary stock powers or assignment executed by the Bank in blank, at the Assignor's expense. The Assignor acknowledges that this Pledge Agreement is and shall be effective upon execution by the Assignor and delivery to and acceptance hereof by the Bank and it shall not be necessary for the Bank to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to the Assignor.


     IN WITNESS WHEREOF, the Assignor and the Bank have duly executed and delivered this Amended and Restated Third Party Pledge Agreement as of the date first above written.

                                       ASSIGNOR:
                                       --------

                                       GBC KANSAS, INC.


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________


                                       BANK:
                                       ----

                                       LASALLE BANK NATIONAL ASSOCIATION


                                       By:______________________________
                                       Name:____________________________
                                       Title:___________________________